   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999

                                                       REGISTRATION NO. 33-91954
                                                      REGISTRATION NO. 333-50011
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      AND
                     POST-EFFECTIVE AMENDMENT NOS. 1 AND 2
                      TO FORM S-8 REGISTRATION STATEMENTS
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             BLYTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                     36-2984916
       (State or other jurisdiction of incorporation)                     (I.R.S. Employer Identification No.)

                         ------------------------------

                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
              (Address of Principal Executive Offices) (Zip Code)
                         ------------------------------

              AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                               ROBERT B. GOERGEN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             BLYTH INDUSTRIES, INC.
                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926
(Name, address and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

          BRUCE D. KREIGER, ESQ.                      HAROLD B. FINN III, ESQ.
          BLYTH INDUSTRIES, INC.                      FINN DIXON & HERLING LLP
           100 FIELD POINT ROAD                          ONE LANDMARK SQUARE
       GREENWICH, CONNECTICUT 06830                  STAMFORD, CONNECTICUT 06901

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
            TITLE OF SECURITIES                      AMOUNT              OFFERING             AGGREGATE          REGISTRATION
              TO BE REGISTERED                TO BE REGISTERED (1)    PRICE PER SHARE      OFFERING PRICE             FEE
Common Stock, $0.02 par value                  1,000,000 shares        $24.71875(2)        $24,718,750(2)        $6,525.75(2)

(1) In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on
    Form S-8, Post-Effective Amendment No. 1 to Registration Statement on
    Form S-8 and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 also covers (i) an indeterminate number of shares as may be required to be issued to cover possible adjustments under the "Plans" described herein, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, restructurings, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations or other similar transactions effected without the receipt of consideration and which result in an increase in the number of outstanding shares of Common Stock of the Registrant and (ii) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described above.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of $24.71875 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the New York Stock Exchange on December 7, 1999. The required fee paid herewith is in addition to $9,257.15, which is the aggregate amount of the fees previously paid with respect to the Registration Statements on Form S-8 (No. 33-91954 and 333-50011), pursuant to which an aggregate of 2,000,000 shares (as adjusted to reflect stock splits since the date of the filing thereof) were registered. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement contains a combined prospectus that also relates to 1,500,000 shares of Common Stock registered on Form S-8 (No. 33-91954), which became effective on May 5, 1995 and 500,000 shares of Common Stock registered on Form S-8 (No. 333-50011), which became effective on April 13, 1998. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-8 (No. 33-91954)("Post Effective Amendment No. 2") and Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (No. 333-50011)("Post-Effective Amendment No. 1"), and each such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
    Section 8(c) of the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    Blyth Industries, Inc., a Delaware corporation (the "Company"), adopted the 1994 Employee Stock Option Plan, which has been amended and restated from time to time (as amended and restated, the "Employee Plan"), and the 1994 Stock Option Plan for Non-Employee Directors (the "Directors Plan") (collectively, the "Plans"). An aggregate of 2,000,000 shares of the Common Stock of the Company, $0.02 par value per share (the "Common Stock"), reserved for issuance upon the exercise of options awarded pursuant to such Plans have been registered under the Securities Act of 1933, as amended (the "Act").

    This Registration Statement is intended to register the issuance by the Company of 1,000,000 additional shares of Common Stock which may be issued by the Company pursuant to the exercise of options that may be subsequently awarded under the Plans.

    Also, this Registration Statement, Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, and the reoffer prospectus included herein, are intended to register for reoffer and/or resale shares of Common Stock that have been issued upon exercise of options previously awarded under the Plans and shares that may be acquired in the future upon exercise of options awarded under the Plans by persons who may be considered affiliates of the Company as defined by Rule 405 under the Act.

    The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                             UP TO 3,000,000 SHARES

                             BLYTH INDUSTRIES, INC.

                                  COMMON STOCK

    This Prospectus relates to the resale of up to 3,000,000 shares of Common Stock, $0.02 par value ("Common Stock"), of Blyth Industries, Inc. (the "Company", "Blyth" or "we" or "us") which may in the future be issued pursuant to the exercise of options awarded to date, and which in the future may be awarded, under the Company's Amended and Restated 1994 Employee Stock Option Plan (as amended, the "Employee Plan") and Blyth's 1994 Stock Option Plan for Non-Employee Directors (the "Directors Plan" and, together with the Employee Plan, the "Plans") to, and which may be offered for resale from time to time by, certain employees and directors of Blyth and its subsidiaries named in Annex I hereto (the "Selling Stockholders"). See "Selling Stockholders."

    Blyth will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). Blyth will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Stockholders will pay the other costs, if any, associated with any sale of the Securities. The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

    The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BTH." On December 7, 1999, the last reported sales price of the Common Stock on the NYSE was $25.00 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                               DECEMBER 10, 1999

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (which is referred to herein as the "SEC"). You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Internet website at http://www.sec.gov. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.

    The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the sale of all of the Securities is complete:

    - Our Annual Report on Form 10-K for the year ended January 31, 1999, including portions of our Proxy Statement dated April 30, 1999 relating to our 1999 Annual Meeting of Stockholders and portions of our Annual Report to Stockholders for the fiscal year ended January 31, 1999, which are incorporated therein by reference.

    - Our Proxy Statement dated April 30, 1999.

    - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1999 and July 31, 1999.

    - The description of our Common Stock which is contained in the registration statement on Form 8-A filed by us on April 19, 1994.

    - Our Current Reports on Form 8-K filed on April 1, 1999, May 28, 1999, September 3, 1999, September 28, 1999, December 2, 1999 and December 10, 1999.

    You may receive a copy of any of these filings, at no cost, by writing or calling Blyth Industries, Inc., Investor Relations, 100 Field Point Road, Greenwich, Connecticut, 06830-6442, telephone number (203) 661-1926.

    We have filed with the SEC Registration Statements to register the Securities under the Securities Act. This Prospectus is part of those Registration Statements, but omits certain information contained in the Registration Statements as permitted by SEC rules. You may obtain copies of the Registration Statements, including exhibits, as noted in the first paragraph above.

                           FORWARD-LOOKING STATEMENTS

    Certain statements under the heading "Summary Information About Blyth" in this Prospectus, as well as certain information incorporated by reference as described under the heading "Where You Can Find More Information," constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.

    Forward-looking statements give our current expectations or forecasts of future events. You can usually identify these statements by the fact that they do not relate strictly to historical or current facts. They often use words such as "anticipate", "estimate", "project", "intend", "plan", "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and future financial results.

    Any or all of our forward-looking statements in this Prospectus and information incorporated by reference may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this discussion--for example, product competition and the competitive environment--will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

    The following are some of the factors that we think could cause our actual results to differ materially from expected and historical results:

    - Our ability to maintain our present growth rate,

    - Our ability to respond to increased product demand,

    - Risks associated with international sales and foreign sourcing of products,

    - Our dependence on key management personnel,

    - Competition, and

    - Other factors discussed in our filings with the SEC.

    Factors other than those listed here could also adversely affect the Company.

                        SUMMARY INFORMATION ABOUT BLYTH

    We operate in the home fragrance products market. We are a leader in the design, manufacture, marketing and distribution of an extensive line of home fragrance products, including scented candles, outdoor citronella candles, potpourri and environmental fragrance products. Closely complementing these products is a broad range of candle accessories and decorative gift bags and tags. These products are sold under various brand names through a wide variety of distribution channels. We are also a producer of portable heating fuel and other institutional heating and lighting products sold, under various brand names, both domestically and internationally through independent sales representatives and distributors. We have operations inside and outside the United States and sell our products worldwide. Our principal offices are located at 100 Field Point Road, Greenwich, Connecticut, 06830-6442 and our telephone number is (203) 661-1926. A more detailed description of our business is contained in our Annual Report on Form 10-K for the year ended January 31, 1999, which we have incorporated in this Prospectus by reference.

                              SELLING STOCKHOLDERS

    The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented: (a) the name of each Selling Stockholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock that each Selling Stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over a period of time); (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder (assuming that all options are fully exercisable); and
(d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after completion of the sale of the Securities offered pursuant to this Prospectus. The information contained in Annex I may be amended or supplemented from time to time.

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

    The Securities may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may from time to time enter into short sales and use the Securities to cover such short positions. The Selling Stockholders and any persons who participate in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any discounts, commissions or concessions provided pursuant to the sale of Securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any Securities covered by this Prospectus which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be resold pursuant to Rule 144 rather than pursuant to this Prospectus. There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Securities covered by this Prospectus.

                                 LEGAL COUNSEL

    Finn Dixon & Herling LLP, Stamford, Connecticut, as our counsel, has issued an opinion as to the legality of the Securities. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to the offer and sale of the Securities, beneficially own an aggregate of 15,000 shares of Common Stock.

                                    EXPERTS

    The audited consolidated financial statements and schedule of the Company and its subsidiaries as of January 31, 1999 and 1998 and for each of the two fiscal years ended January 31, 1999, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The audited consolidated financial statements and schedule of the Company and its subsidiaries for the fiscal year ended January 31, 1997, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 into this Prospectus and elsewhere into the Registration Statement of which this Prospectus forms a part, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

                                INDEMNIFICATION

LIMITATION OF DIRECTORS' LIABILITY

    The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transactions from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for money damages of its directors to the full extent permitted under the DGCL.

INDEMNIFICATION AND INSURANCE

    The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation and Restated By-Laws provide that a director or officer who is a party to any action, suit, or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

AGREEMENTS

    We have entered into indemnity agreements with directors which obligate us to indemnify them to the fullest extent permitted by the DGCL.

                                    ANNEX I
                              SELLING STOCKHOLDERS

    Set forth below is: (a) the name of each Selling Stockholder and his or her relationship to Blyth during the past three years; (b) the number of shares of Common Stock that each Selling Stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over a period of time); (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder (assuming that all options are fully exercisable); and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after completion of the sale of Securities offered pursuant to this Prospectus. Notwithstanding their inclusion in this Annex I, all of the Selling Stockholders expressly disclaim that they are affiliates of Blyth. The Selling Stockholders are listed herein, whether or not they have a present intent to resell.

                                                NO. OF
                                             BENEFICIALLY                    NO. OF SHARES       PERCENTAGE
                           RELATIONSHIPS TO     SHARES      NO. OF SHARES     OWNED AFTER        OWNERSHIP
NAME OF BENEFICIAL OWNER     THE COMPANY        OWNED       OFFERED HEREBY     OFFERING      AFTER THE OFFERING
------------------------   ----------------  ------------   --------------   -------------   ------------------
Roger A. Anderson (1)....     Director           412,458         7,500           404,958               *
John W. Burkhart (2).....     Director           594,804         7,500           587,304            1.22%
Pamela M. Goergen (3)....     Director        13,086,725         7,500        13,079,255            27.2%
Neal I. Goldman..........     Director           127,500         4,500           123,000               *
Roger H. Morley..........     Director             6,000         6,000                --               *
John E. Preschlack (4)...     Director           176,710         7,500           169,210               *
Frederick H. Stephens,        Director             9,600         6,000             3,600               0
  Jr.....................
Howard E. Rose...........  Vice Chairman         104,509        24,000            80,509               *
                           and Director;
                           previously Vice
                           President and
                           Chief Financial
                              Officer
Albert A. Bergeron (5)...  Vice President        179,032        92,000            87,032               *
Richard T. Browning        Vice President        106,300       105,000             1,300               *
  (6)....................    and Chief
                             Financial
                              Officer
Bruce G. Crain (7).......  Vice President        127,000       125,000             2,000               *
Elwood L. La Forge,        Vice President        114,503       109,500             5,003               *
  Jr.....................

------------------------

*   Represents less than 1%.

(1) All share amounts (other than "No. of shares offered hereby") include 404,958 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.

(2) All share amounts (other than "No. of shares offered hereby") include 189,300 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, and 276,564 shares held by Mr. Burkhart's spouse. Mr. Burkhart disclaims beneficial ownership of the shares held by his spouse.

(3) All share amounts (other than "No. of shares offered hereby") include 12,662,945 shares held by Robert B. Goergen, Mrs. Goergen's spouse. Mrs. Goergen disclaims beneficial ownership of the shares held by her spouse, Robert B. Goergen.

(4) All share amounts (other than "No. of shares offered hereby") include 18,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P.

(5) All share amounts (other than "No. of shares offered hereby") include 3,600 shares held by Mr. Bergeron's spouse and children. Mr. Bergeron disclaims beneficial ownership of the shares held by his spouse and children.

(6) All share amounts (other than "No. of shares offered hereby") includes 300 shares held by Mr. Browning's spouse. Mr. Browning disclaims beneficial ownership of the shares held by his spouse.

(7) All share amounts (other than "No. of shares offered hereby") include 1,000 shares held by trust for the benefit of Anita G. Crain, of which Mr. Crain is a trustee. Mr. Crain disclaims beneficial ownership of the shares held by the trust.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             UP TO 3,000,000 SHARES

                             BLYTH INDUSTRIES, INC.

                                  COMMON STOCK

                               ------------------

                               REOFFER PROSPECTUS

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................   2
FORWARD-LOOKING STATEMENTS..................................   2
SUMMARY INFORMATION ABOUT BLYTH.............................   3
SELLING STOCKHOLDERS........................................   3
USE OF PROCEEDS.............................................   4
PLAN OF DISTRIBUTION........................................   4
LEGAL COUNSEL...............................................   4
EXPERTS.....................................................   4
INDEMNIFICATION.............................................   5
ANNEX I--SELLING STOCKHOLDERS...............................   6

                            ------------------------

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE OFFERING OF THE SECURITIES EXCEPT THAT WHICH IS IN THE PROSPECTUS, OR WHICH IS REFERRED TO UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION" IN THE PROSPECTUS. IF ANYONE GIVES OR MAKES ANY OTHER INFORMATION OR REPRESENTATION, YOU SHOULD NOT RELY ON IT. THE PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES WHICH ARE REFERRED TO IN THE PROSPECTUS. THE PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SECURITIES IN ANY CIRCUMSTANCES IN WHICH THE OFFER OR SOLICITATION IS UNLAWFUL. YOU SHOULD NOT INTERPRET THE DELIVERY OF THE PROSPECTUS, OR ANY SALE OF SECURITIES, AS AN INDICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT INFORMATION IN THE PROSPECTUS MAY CHANGE AFTER THIS DATE.

                            ------------------------

                               DECEMBER 10, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Company's Annual Report on Form 10-K for the year ended
    January 31, 1999, including portions of the Company's Proxy Statement dated April 30, 1999 relating to the Company's 1999 Annual Meeting of Stockholders and portions of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1999, which are incorporated therein by reference.

        (b) The Company's Proxy Statement dated April 30, 1999.

        (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1999 and July 31, 1999.

        (d) The description of the Common Stock of the Company which is contained in the registration statement on Form 8-A filed by the Company on April 19, 1994.

        (e) The Company's Current Reports on Form 8-K filed on April 1, 1999, May 28, 1999, September 3, 1999, September 28, 1999, December 2, 1999 and on the date hereof.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Reference is made to the information contained in the Reoffer Prospectus included in Part I of this Registration Statement under the heading "Legal Counsel."

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Section 102(b)(7) of the Delaware Corporation Law (the "DGCL"),
Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

    Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-Laws") (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is filed as Exhibit 10.15 to the Registrant's Registration Statement on Form S-1
(No. 33-77458)), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL.

    The Registrant maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.
-----------
         3.1            Restated Certificate of Incorporation of the Company
                        (incorporated by reference to Exhibit 3.1 of the Company's
                        Registration Statement on Form S-1 (No. 33-77458)).

         3.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on
                        Form S-1 No. 33-77458)).

         4.1            Amended and Restated 1994 Employee Stock Option Plan of the
                        Company (incorporated by reference to Exhibit 4.1 to the
                        Company's Current Report on Form 8-K as filed with the SEC on the date hereof).

         4.2 Form of Nontransferable Incentive Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option
                        Plan of the Company (incorporated by reference to Exhibit
                        4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

         4.3            Form of Nontransferable Non-Qualified Stock Option Agreement
                        under the Amended and Restated 1994 Employee Stock Option
                        Plan of the Company (incorporated by reference to Exhibit
                        4.3 to the Company's Quarterly Report on Form 10-Q for the
                        fiscal quarter ended July 31, 1996).

         4.4            1994 Stock Option Plan for Non-Employee Directors
                        (incorporated by reference to Exhibit 4.4 to the Company's
                        Quarterly Report on Form 10-Q for the fiscal quarter ended
                        July 31, 1996).

         4.5            Form of Stock Option Agreement under the 1994 Stock Option
                        Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration
                        Statement on Form S-1 (No. 33-77458)).

        5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

       23.1*            Consent of PricewaterhouseCoopers LLP.

       23.2*            Consent of Grant Thornton LLP.

        23.3            Consent of Finn Dixon & Herling LLP (contained in Exhibit
                        5.1 hereto).

        24.1            Power of Attorney (included on the signature pages).

------------------------

*   Filed herewith.

ITEM 9. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant under Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 10th day of December, 1999.

                                                       BLYTH INDUSTRIES, INC.

                                                       BY:            /S/ ROBERT B. GOERGEN
                                                            -----------------------------------------
                                                                        Robert B. Goergen,
                                                                      CHAIRMAN OF THE BOARD,
                                                              CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               POWERS OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Goergen, Richard T. Browning and Bruce
D. Kreiger, jointly and severally, his or her attorneys-in-fact, each with the power of substitution for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to each Registration Statement on Form S-8 (including Nos. 33-91954 and 333-50011, and the Registration Statement on Form S-8 covering 1,000,000 additional shares), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8, Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                                                       Chairman, Chief Executive
                /s/ ROBERT B. GOERGEN                    Officer and President;
     -------------------------------------------         Director (Principal        December 10, 1999
                  Robert B. Goergen                      Executive Officer)

                                                       Vice President and Chief
               /s/ RICHARD T. BROWNING                   Financial Officer
     -------------------------------------------         (Principal Financial and   December 10, 1999
                 Richard T. Browning                     Accounting Officer)

                 /s/ HOWARD E. ROSE                    Vice Chairman and Director
     -------------------------------------------                                    December 10, 1999
                   Howard E. Rose

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                /s/ ROGER A. ANDERSON                  Director
     -------------------------------------------                                    December 10, 1999
                  Roger A. Anderson

                /s/ JOHN W. BURKHART                   Director
     -------------------------------------------                                    December 10, 1999
                  John W. Burkhart

                /s/ PAMELA M. GOERGEN                  Director
     -------------------------------------------                                    December 10, 1999
                  Pamela M. Goergen

                 /s/ NEAL I. GOLDMAN                   Director
     -------------------------------------------                                    December 10, 1999
                   Neal I. Goldman

                 /s/ ROGER H. MORLEY                   Director
     -------------------------------------------                                    December 10, 1999
                   Roger H. Morley

               /s/ JOHN E. PRESCHLACK                  Director
     -------------------------------------------                                    December 10, 1999
                 John E. Preschlack

           /s/ FREDERICK H. STEPHENS, JR.              Director
     -------------------------------------------                                    December 10, 1999
             Frederick H. Stephens, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         3.1            Restated Certificate of Incorporation of the Company
                        (incorporated by reference to Exhibit 3.1 of the Company's
                        Registration Statement on Form S-1 (No. 33-77458)).

         3.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on
                        Form S-1 (No. 33-77458)).

         4.1            Amended and Restated 1994 Employee Stock Option Plan
                        (incorporated by reference to Exhibit 4.1 to the Company's
                        Current Report on Form 8-K, as filed with the SEC on the date hereof).

         4.2            Amended and Restated Form of Nontransferable Incentive Stock
                        Option Agreement under the 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

         4.3            Amended and Restated Form of Nontransferable Non-Qualified
                        Stock Option Agreement under the 1994 Employee Stock Option
                        Plan of the Company (incorporated by reference to Exhibit
                        4.3 to the Company's Quarterly Report on Form 10-Q for the
                        fiscal quarter ended July 31, 1996).

         4.4            1994 Stock Option Plan for Non-Employee Directors
                        (incorporated by reference to Exhibit 4.4 to the Company's
                        Quarterly Report on Form 10-Q for the fiscal quarter ended
                        July 31, 1996).

         4.5            Form of Stock Option Agreement under the 1994 Stock Option
                        Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration
                        Statement on Form S-1 (No. 33-77458)).

         5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

        23.1*           Consent of PricewaterhouseCoopers LLP.

        23.2*           Consent of Grant Thornton LLP.

        23.3            Consent of Finn Dixon & Herling LLP (contained in Exhibit
                        5.1 hereto).

        24.1            Power of Attorney (included on the signature pages).

------------------------

*   Filed herewith